Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72767 and 333-94519) of Mannatech, Incorporated of our report dated March 30, 2005 relating to the consolidated financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

March 16, 2007